Exhibit 99.2

August 17, 2023

NOTICE OF REDEMPTION FAIR MARKET VALUE TO HOLDERS
OF ROIVANT SCIENCES LTD.’S PUBLIC WARRANTS (CUSIP G76279119)
AND PRIVATE WARRANTS (CUSIP G76279127)

Reference is made to the Notice of Redemption (as defined below) under which Roivant Sciences Ltd. (the “Company”) committed to inform registered holders of the Company’s Warrants (as defined below) of the following information by this date.

Background

On August 2, 2023, the Company mailed a notice of redemption (the “Notice of Redemption”) indicating that the Company is redeeming at 5:00 p.m. New York City Time on September 1, 2023 (the “Redemption Date”) all of the Company’s outstanding public warrants (the “Public Warrants”) and private warrants (the “Private Warrants” and, together with the Public Warrants, the “Warrants”) to purchase the Company’s common shares, par value $0.0000000341740141 per share (the “Common Shares”), issued under the Warrant Agreement, dated October 6, 2020, by and between the Montes Archimedes Acquisition Corp. (“MAAC”) and Continental Stock Transfer & Trust Company, as predecessor warrant agent, as modified by the Warrant Assumption Agreement, dated September 30, 2021, by and among MAAC, the Company and Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC) as successor warrant agent (the “Warrant Agent”) (as modified, the “Warrant Agreement”), for a redemption price of $0.10 per Warrant (the “Redemption Price”).

The Public Warrants will cease trading on The Nasdaq Global Market (“Nasdaq”) at 5:00 p.m. New York City Time on the Redemption Date.

Redemption Fair Market Value

The “Redemption Fair Market Value” is determined in accordance with Section 6.2 of the Warrant Agreement based on the volume weighted average price of the Common Shares for the ten trading days immediately following the date on which the Notice of Redemption was sent to registered holders of the Warrants.

Based on the date of the Company’s Notice of Redemption, the Redemption Fair Market Value is $11.35.

Exercise of Warrants

Warrant holders have until 5:00 p.m. New York City Time on the Redemption Date to exercise their Warrants to purchase Common Shares. Each Warrant entitles the holder thereof to purchase one Common Share at a cash price of $11.50 per Warrant exercised (the “Exercise Price”). Holders of the Warrants may elect to exercise Warrants on a “cashless basis” (a “Make-Whole Exercise”) whereby, in lieu of paying the Company the $11.50 exercise price per Common Share, the surrendering holder will receive a certain number of the Company’s Common Shares, calculated in accordance with Sections 6.2 and 3.3.1 of the Warrant Agreement, and based on: (i) the period of time between the Redemption Date and the expiration of the Warrants and (ii) the Redemption Fair Market Value.

Based on the Redemption Fair Market Value of $11.35 noted above and the period of time between the Redemption Date and the expiration of the Warrants, the number of shares that each surrendering Warrant holder will receive by virtue of a Make-Whole Exercise is approximately 0.2495.

If any Warrants holder would, after taking into account all of such holder’s Warrants exercised at one time, be entitled to receive a fractional interest in a Common Share, the number of shares the holder is entitled to receive will be rounded down to the nearest whole number of shares.

Redemption of Warrants

Any Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the Redemption Price of $0.10 per Warrant. For additional information, including information on how holders may exercise their Warrants, see the Notice of Redemption. For a copy of the Notice of Redemption, please visit the Company’s investor relations website at https://investor.roivant.com. In addition, a copy of the Notice of Redemption was attached as Exhibit 99.2 to the Current Report on Form 8-K filed by the Company on August 2, 2023, and is available on the website of the U.S. Securities and Exchange Commission at www.sec.gov.

Questions Regarding Redemption

Any questions you may have about redemption and exercising your Warrants may be directed to the Warrant Agent, Equiniti Trust Company, LLC, at 6201 15th Avenue Brooklyn, NY 11219, Attention: Relationship Management, telephone number (877) 248-6417.

Roivant Sciences Ltd.